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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statements Nos. 33-34590, 33-75338 and 33-19027 of Grey Wolf, Inc. on Form S-8 and Registration Statements Nos. 333-14783, 333-6077, 333-2043, 333-36593 and
333-39683 of Grey Wolf, Inc. on Form S-3, of our report dated March 28,
1996, appearing in this Annual Report on Form 10-K of Grey Wolf, Inc. for the year ended December 31, 1997.



Deloitte & Touche LLP

Houston, Texas
March 24, 1998


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